Exhibit 99.2

For Immediate Release Contact Crdentia Corp. John Kaiser, CEO Phone: 972.850.0780 Fax: 972.392.2722 jkaiser@crdentia.com Jim TerBeest, CFO Phone: 972.850.0780 Fax: 972.392.2722 jterbeest@crdentia.com

CRDENTIA ANNOUNCES PLAN TO TAKE COMPANY PRIVATE

Reverse Split Expected; Fractional Shares to be

Purchased at $0.30 per share

DALLAS - June 27, 2008 - Crdentia Corp. (OTCBB:CRDT), a leading U.S. provider of healthcare staffing services, today announced its plan to immediately begin the process to take the Company private.  This plan furthers the Company’s goals of maximizing shareholder value and realizing substantial cost savings while accelerating the attainment of profitability and positive cash flow.

As part of the plan announced today, Crdentia’s board of directors has approved a 1,000-to-1 reverse split of the company’s common shares.   Any fractional shares remaining after the reverse split is effective will be paid out in cash at the valuation of the most recent equity financing, $0.30 per share on a pre-split basis, or $300 per share on a post-split basis. It is expected that the Company will have approximately 150 shareholders after the reverse split becomes effective, which will allow it to become a non-reporting company.  In order to complete the reverse split, a preliminary proxy or information statement is expected to be filed with the Securities and Exchange Commission in the upcoming days.  Once a final proxy or information statement has been mailed to shareholders, after the requisite time period from the mailing date, the reverse split will be declared effective.  Following the reverse split, a Form 15 is expected to be filed with the SEC, which will result in the Company becoming a non-reporting corporation. The Company intends to take any further steps necessary to take the Company private.

The annual cost savings expected to be captured from going private is significant, accelerating attainment of positive earnings before interest, taxes, depreciation and amortization (EBITDA) and positive cash flow.  The board of directors believes that this allows the company to maximize shareholder value based on the substantial savings from being a private company versus the cost of being a public company.

This transaction is expected to have no effect on Crdentia’s field operations, which includes 19 offices located throughout Arizona, Texas, Alabama, Florida, Georgia and North Carolina.

Commenting on the announcement, John Kaiser, Crdentia’s CEO and member of the Company’s board of directors, said, “After an extensive review by the board of directors, I am pleased to announce that we will be taking Crdentia private, and I believe this transaction is in the best interest of our shareholders.  We look forward to continuing to provide excellent service to our valued customer base throughout the Sun Belt region while we execute our business plan.”

Subject to obtaining the required regulatory approvals, Crdentia expects the transaction to be completed by August of 2008.

About Crdentia Corp.

Crdentia Corp., one of the nation’s leading providers of healthcare staffing solutions, is focused on recruiting talented national and international healthcare professionals to meet the ever-increasing employment needs of over 2,300 clients. Crdentia is one of the few companies that can provide quality temporary staff for all healthcare industry positions including local nurses, travel nurses, allied health, locum tenens and home care professionals. For more information, visit www.crdentia.com.

Forward Looking Statements

Statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” in the Company’s Forms 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to, a limited operating history with no earnings; reliance on the Company’s management team; the ability to successfully implement the Company’s business plan; the ability to continue as a going concern; the ability to fund the Company’s business and acquisition strategy; the growth of the temporary healthcare professional staffing business; difficulty in managing operations of acquired businesses; uncertainty in government regulation of the healthcare industry; and limited trading in the public market for the Company’s common stock. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.